Exhibit 5.1

Our ref: CHX/787490-000017/41617945v4

Roadzen Inc. Kingston Chambers P.O. Box 173 Road Town, Tortola British Virgin Islands

28 November 2025

Dear Sirs

Roadzen Inc. (the “Company”)

We have acted as counsel as to British Virgin Islands law to the Company in respect of the proposed resale of an aggregate of 7,946,634 ordinary shares in the Company with a par value of US$0.0001 each (the “Ordinary Shares”) to the Selling Securityholders (as defined in the Registration Statement) consisting of the following:

(a)	90,000 Ordinary Shares issued to FMW Media Works, LLC (“FMW”) pursuant to a consulting services agreement dated 10 February 2025 between the Company and FMW, as amended by a first amendment dated 14 October 2025 (the “FMW Agreement”);

(b)	80,000 Ordinary Shares issued to Itabira Capital Limited (“Itabira”) pursuant to a securities purchase agreement dated 30 May 2025 between the Company and Itabira, together with a side letter dated 6 June 2025 (the “Itabira Agreement”);

(c)	309,567 Ordinary Shares issued to BP Capital Partners, LLC (“BPC”) pursuant to a securities purchase agreement dated 5 June 2025 between the Company and BPC, together with a side letter dated 5 June 2025 (the “BPC Agreement”);

(d)	400,000 Ordinary Shares issued to 13books Capital LP (“13books”) pursuant to a securities purchase agreement dated 6 June 2025 between the Company and 13books (the “13books Agreement”);

(e)	400,000 Ordinary Shares issued to TLG Fund I, LP (“TLG”) pursuant to a securities purchase agreement dated 10 June 2025 between the Company and TLG (the “TLG Agreement”);

(f)	309,567 Ordinary Shares issued to Cidel Trust Services Ltd, as the Trustee of the BP Trust (“Cidel’) pursuant to a securities purchase agreement dated 11 June 2025 between the Company and Cidel (the “Cidel Agreement”);

(g)	200,000 Ordinary Shares issued to Eugon Investments Limited (“Eugon”) pursuant to a securities purchase agreement dated 26 June 2025 between the Company and Eugon (the “Eugon Agreement”);

(h)	1,200,000 Ordinary Shares issued to Pineal Capital Fund I (“Pineal”) pursuant to a securities purchase agreement dated 8 October 2025 between the Company and Pineal (the “Pineal Agreement”);

(i)	40,000 Ordinary Shares issued to Outside The Box Capital, Inc. (“OTB”) pursuant to a marketing services agreement dated 21 June 2025 between the Company and OTB (the “OTB Agreement”);

(j)	104,000 Ordinary Shares issued to Avacara PTE, Ltd. (“Avacara”) pursuant to a securities purchase agreement dated 24 July 2025 between the Company and Avacara (the “Avacara Agreement”);

(k)	36,000 Ordinary Shares to Hudson Global Ventures, LLC. (“Hudson”) pursuant to a consulting agreement dated 8 August 2025 between the Company and Hudson (the “Hudson Agreement”);

(l)	133,464 Ordinary Shares issued to Vahanna LLC (“Vahanna”) under the subscription agreement dated 6 May 2021 made between the Company and Vahanna in respect of the purchase of 5,750,000 shares in the Company (the “Sponsor Subscription Agreement”) and transferred to Saurav Adhikari on 10 October 2025;

(m)	84,551 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Arete Growth Partners, LLC on 10 October 2025;

(n)	33,820 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Paul Henry Carlson on 10 October 2025;

(o)	32,497 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Vishal Chhibbar on 10 October 2025;

(p)	926,171 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to El Cano MSF GP, LLC on 10 October 2025;

(q)	202,923 Ordinary Shares transferred to Eugon Investments Ltd. by Vahanna on October 10, 2025, from shares issued to Vahanna prior to the Business Combination;

(r)	33,820 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Benjamin Forman on 10 October 2025;

(s)	32,497 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Paul S. Galant on 10 October 2025;

(t)	284,351 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to HVIP Interests LP on 10 October 2025;

(u)	169,102 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Itabira Capital Ltd on 10 October 2025;

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(v)	169,102 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Richard J. Waters Jr on 10 October 2025;

(w)	81,243 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Vatche Keverian on 10 October 2025;

(x)	14,411 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Kapil Khetan on 10 October 2025;

(y)	32,497 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Mikito Kiname on 10 October 2025;

(z)	487,459 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Krishnan-Shah Family Partners, LP on 10 October 2025;

(aa)	4,387 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Balasubramanian Kalyan Kumar on 10 October 2025;

(bb)	67,641 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Andrew Douglas Newman on 10 October 2025;

(cc)	101,461 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to OST LLC on 10 October 2025;

(dd)	81,243 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Muktesh Pant on 10 October 2025;

(ee)	97,492 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Rahul Puri on 10 October 2025;

(ff)	32,497 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Rishi Chandna 2014 Separate Property Trust on 10 October 2025;

(gg)	32,497 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Nerur Shivkumar 2014 Separate Property Trust on 10 October 2025;

(hh)	81,243 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Bhanu Pratap Singh on 10 October 2025;

(ii)	16,249 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Aman Sridhar on 10 October 2025;

(jj)	32,497 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Arun Sinha Revocable Trust on 10 October 2025;

(kk)	1,317,401 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement;

(ll)	40,622 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Ashok Vasudevan on 10 October 2025;

(mm)	40,622 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Meera Vasudevan on 10 October 2025; and

(nn)	113,740 Ordinary Shares issued to Vahanna under the Sponsor Subscription Agreement and transferred to Sridhar Venkiteswaran on 10 October 2025.

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We have been asked to provide this legal opinion in connection with the Company’s registration statement on amendment no. 1 to Form S-3 dated 26 November 2025, including all amendments or supplements thereto filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “SEC Act”) (the “Registration Statement”).

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 28 November 2025, including the Company’s Certificate of Incorporation and its Memorandum and Articles of Association (the “Memorandum and Articles”).

1.2	A list of the Company’s directors provided by the Registry of Corporate Affairs dated 19 November 2025 (the “Registry List of Directors”).

1.3	The records of proceedings available from a search of the electronic records maintained on the Judicial Enforcement Management System and the E-Litigation Portal from 1 January 2000 and available for inspection on 28 November 2025 at the British Virgin Islands High Court Registry (the “High Court Registry”).

1.4	The written resolutions of the board of directors passed on 6 May 2021, 28 October 2021, 22 November 2021, 27 May 2025, 15 October 2025 and 22 November 2025 and the written resolutions of the members of the committee dated 24 July 2025 (together, the “Resolutions”).

1.5	A Certificate of Incumbency dated 19 November 2025, issued by Maples Corporate Services (BVI) Limited, the Company’s registered agent (the “Registered Agent’s Certificate”).

1.6	A certificate of good standing with respect to the Company issued by the Registrar of Corporate Affairs dated 19 November 2025 (the “Certificate of Good Standing”).

1.7	A certificate from a director of the Company (the “Director’s Certificate”), a copy of which is appended to this opinion at Appendix A.

1.8	The FMW Agreement.

1.9	The Itabira Agreement.

1.10	The BPC Agreement.

1.11	The 13books Agreement.

1.12	The TLG Agreement.

1.13	The Cidel Agreement.

1.14	The Eugon Agreement.

1.15	The Pineal Agreement.

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1.16	The OTB Agreement.

1.17	The Avacara Agreement.

1.18	The Hudson Agreement.

1.19	The Sponsor Subscription Agreement.

The documents listed in paragraphs 1.8 to 1.19 inclusive above shall be referred to collectively herein as the “Documents”.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Registry List of Directors, the Registered Agent’s Certificate, the Certificate of Good Standing and the Director’s Certificate. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (including, without limitation, the laws of the British Virgin Islands).

2.2	The Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under all relevant laws (including, without limitation, the laws of the British Virgin Islands).

2.3	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.4	All signatures, initials and seals are genuine.

2.5	That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.6	The Memorandum and Articles remain in full force and effect and are unamended and that there are a sufficient number of authorised shares to allow for the issuance of the Ordinary Shares.

2.7	The Resolutions were each signed by all the directors in the manner prescribed in the Memorandum and Articles of the Company, including as to the disclosure of any director’s interests, and have not been amended, varied or revoked in any respect.

2.8	The members of the Company (the “Members”) have not restricted or limited the powers of the directors of the Company in any way.

2.9	No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Ordinary Shares.

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2.10	The Ordinary Shares issued pursuant to the Documents have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members.

2.11	The Company has received, or will receive, cash consideration or non-cash consideration in consideration for the issue of the Ordinary Shares, and that:

(a)	none of the Ordinary Shares have been, or will be, issued for less than their par value; and

(b)	to the extent that any Ordinary Shares are, or will be, issued, in whole or in part, for non-cash consideration, the value of the non-cash consideration and cash consideration, if any, is not less than the amount credited or to be credited for such Ordinary Shares.

2.12	The issue of the Ordinary Shares to the Selling Securityholders by the Company as contemplated by the Documents, as applicable, was authorised and such Ordinary Shares were legally issued, fully paid and non-assessable (as a matter of all relevant laws, other than the laws of the British Virgin Islands) and all conditions to the issuance of the Ordinary Shares pursuant to the Documents were satisfied.

2.13	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Ordinary Shares held by the Selling Securityholders to be resold as contemplated by the Registration Statement have been duly authorised for issue, and when issued and paid for in the manner described in the Documents and in accordance with the Resolutions, such Ordinary Shares will be validly issued, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members of the Company.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	We have not reviewed the Documents save as expressly referred to in paragraph 3.1 of this opinion and our opinions are qualified accordingly.

4.2	We express no view as to the commercial terms of the Documents or whether such terms represent the intentions of the parties and we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.3	Under British Virgin Islands law, the register of members is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a British Virgin Islands court for a determination on whether the register of members reflects the correct legal position. Further, the British Virgin Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. For the purposes of the opinion given in paragraph 3.1, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a British Virgin Islands court.

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4.4	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.5	In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.6	The search of records of proceedings available at the High Court Registry would not reveal any proceeding which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the High Court Registry).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the SEC Act or the rules and regulations of the Commission thereunder.

This opinion is addressed to you and may be relied upon by you, your counsel and purchasers of Shares pursuant to the Registration Statement. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

Maples and Calder

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Appendix

Director’s Certificate

To:	Maples and Calder
5th Floor, Ritter House
PO Box 173
Road Town
Tortola
British Virgin Islands

Date: 28 November 2025

Dear Sirs

Roadzen,Inc. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion in relation to certain aspects of British Virgin Islands law (the “Opinion”). Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company registered on 20 September 2023 remain in full force and effect and are unamended.

2	The director resolutions dated 6 May 2021, 28 October 2021, 22 November 2021, 27 May 2025, 15 October 2025 and 22 November 2025 and the written resolutions of the committee of the board of directors dated 24 July 2025 (together with the Minutes, the “Resolutions”) were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company). The Resolutions have not been amended, varied or revoked in any respect and the directors of the Company have not restricted or limited the powers of any future directors of the Company in any way.

3	Immediately prior to the issue of the Ordinary Shares, the Company had sufficient authorised but unissued shares in order for the Ordinary Shares to be issued as contemplated by the Documents.

4	The issue of the Ordinary Shares to the Selling Securityholders by the Company as contemplated by the Documents was authorised and such Ordinary Shares were legally issued, fully paid and non-assessable and that the consideration in respect of the Ordinary Shares was received by the Company and none of the Ordinary Shares were issued for less than par value.

5	That, in respect of any Ordinary Shares issued to the Selling Securityholders for non-cash consideration, at the time of the issuance of such Ordinary Shares, the cash value of any non-cash consideration was not less than the amount to be credited for the issuance of such Ordinary Shares.

6	The members of the Company (the “Members”) have not restricted or limited the powers of the directors of the Company in any way.

7	The directors of the Company at the date of the Resolutions and at the date of this certificate were and are: Steven Jack Carlson, Saurav Adhikari, Diane B. Glossman, Ajay Bhupendra Shah, Zoe Jane Ashcroft, Rohan Malhotra and Supurna VedBrat.

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8	The members of the committee of the board of directors of the Company at the date of the Resolutions were: Steven Jack Carlson and Zoe Jane Ashcroft.

9	The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent’s Certificate were prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

10	Prior to, at the time of, and immediately following execution of the Documents and effectiveness of the Registration Statement the Company was, or will be, able to pay its debts as they fell, or fall, due, and the transactions to which the Registration Statement relate will not cause the Company to become unable to pay its debts as they fall due. The Company has entered, or will enter, into the Documents for proper value, not with an intention to defraud or wilfully defeat an obligation owed to any creditor and the transactions contemplated thereby do not and will not give any creditor an unfair preference.

11	Neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

12	Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

13	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors and/or Members taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

14	The Company has at no time had employees operating within the British Virgin Islands.

15	To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

16	The Ordinary Shares issued, or to be issued, pursuant to Documents and re-sold by the Selling Securityholders pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members.

17	The 133,464 Ordinary Shares referred to in the Registration Statement as being sold by Saurav Adhikari were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Saurav Adhikari in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

18	The 84,551 Ordinary Shares referred to in the Registration Statement as being sold by Arete Growth Partners, LLC were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Arete Growth Partners, LLC in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

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19	The 33,820 Ordinary Shares referred to in the Registration Statement as being sold by Paul Henry Carlson were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Paul Henry Carlson in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

20	The 32,497 Ordinary Shares referred to in the Registration Statement as being sold by Vishal Chhibbar were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Vishal Chhibbar in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

21	The 926,171 Ordinary Shares referred to in the Registration Statement as being sold by El Cano MSF GP, LLC were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to El Cano MSF GP, LLC in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

22	The 202,923 Ordinary Shares referred to in the Registration Statement as being sold by Eugon Investments Ltd. were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Eugon Investments Ltd. in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

23	The 33,820 Ordinary Shares referred to in the Registration Statement as being sold by Benjamin Forman were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Benjamin Forman in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

24	The 32,497 Ordinary Shares referred to in the Registration Statement as being sold by Paul S. Galant were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Paul S. Galant in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

25	The 284,351 Ordinary Shares referred to in the Registration Statement as being sold by HVIP Interests LP were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to HVIP Interests LP in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

26	The 169,102 Ordinary Shares referred to in the Registration Statement as being sold by Itabira Capital Ltd were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Itabira Capital Ltd in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

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27	The 169,102 Ordinary Shares referred to in the Registration Statement as being sold by Richard J. Waters Jr were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Richard J. Waters Jr in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

28	The 81,243 Ordinary Shares referred to in the Registration Statement as being sold by Vatche Keverian were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Vatche Keverian in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

29	The 14,411 Ordinary Shares referred to in the Registration Statement as being sold by Kapil Khetan were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Kapil Khetan in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

30	The 32,497 Ordinary Shares referred to in the Registration Statement as being sold by Mikito Kiname were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Mikito Kiname in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

31	The 487,459 Ordinary Shares referred to in the Registration Statement as being sold by Krishnan-Shah Family Partners, LP were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Krishnan-Shah Family Partners, LP in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

32	The 4,387 Ordinary Shares referred to in the Registration Statement as being sold by Balasubramanian Kalyan Kumar were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Balasubramanian Kalyan Kumar in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

33	The 67,641 Ordinary Shares referred to in the Registration Statement as being sold by Andrew Douglas Newman were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Andrew Douglas Newman in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

34	The 101,461 Ordinary Shares referred to in the Registration Statement as being sold by OST LLC were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to OST LLC in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

35	The 81,243 Ordinary Shares referred to in the Registration Statement as being sold by Muktesh Pant were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Muktesh Pant in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

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36	The 97,492 Ordinary Shares referred to in the Registration Statement as being sold by Rahul Puri were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Rahul Puri in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

37	The 32,497 Ordinary Shares referred to in the Registration Statement as being sold by Rishi Chandna 2014 Separate Property Trust were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Rishi Chandna 2014 Separate Property Trust in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

38	The 32,497 Ordinary Shares referred to in the Registration Statement as being sold by Nerur Shivkumar were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Nerur Shivkumar in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

39	The 81,243 Ordinary Shares referred to in the Registration Statement as being sold by Bhanu Pratap Singh were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Bhanu Pratap Singh in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

40	The 16,249 Ordinary Shares referred to in the Registration Statement as being sold by Aman Sridhar were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Aman Sridhar in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

41	The 32,497 Ordinary Shares referred to in the Registration Statement as being sold by Arun Sinha Revocable Trust were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Arun Sinha Revocable Trust in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

42	The 40,622 Ordinary Shares referred to in the Registration Statement as being sold by Ashok Vasudevan were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Ashok Vasudevan in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

43	The 40,622 Ordinary Shares referred to in the Registration Statement as being sold by Meera Vasudevan were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Meera Vasudevan in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

44	The 113,740 Ordinary Shares referred to in the Registration Statement as being sold by Sridhar Venkiteswaran were originally issued to Vahanna under the Sponsor Subscription Agreement and subsequently transferred from Vahanna to Sridhar Venkiteswaran in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the NASDAQ Capital Market and recorded on the Company’s Register of Members.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

[Signature page follows]

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Signature:	/s/ Rohan Malhotra
Name:	Rohan Malhotra
Title:	Director

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